Registration No. 33-73148


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              STARCRAFT CORPORATION
             (Exact name of registrant as specified in its charter)

-------------------------------------------- -----------------------------------
                  Indiana                                 35-1817634
      (State or other jurisdiction of                  (I.R.S. Employer
       incorporation or organization                  Identification No.)
-------------------------------------------- -----------------------------------

                            1123 South Indiana Avenue
                              Goshen, Indiana 46527
               (address of Principal Executive Offices) (Zip Code)

                        STARCRAFT CORPORATION 401(K) PLAN
                              (Full title of plan)

                              Starcraft Corporation
                            1123 South Indiana Avenue
                              Goshen, Indiana 46527
                     (Name and address of agent for service)

                                  574-534-7827
         (Telephone number, including area code, of agent for service.)

                          Deregistration of Securities

     On December 20, 1993, Starcraft Corporation filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (Registration Statement No. 33-73148) (the "Registration Statement") registering 100,000 shares of Starcraft Corporation Common Stock, without par value, to be issued to participants under the Starcraft Corporation 401(k) Plan (the "Plan") along with an indeterminate amount of interests to be offered or sold pursuant to the Plan. There are 30,554 unissued shares remaining under the Plan.

     Pursuant to the undertaking contained in the Registration Statement, Starcraft Corporation is filing this Post-effective Amendment to deregister the securities that were registered under the Registration Statement and remain unissued under the Plan. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of all such securities.

                                   Signatures

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused their registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Goshen, and the State of Indiana, on this 30th day of June, 2003.

Dated: June 30, 2003.                     /s/ Kelly L. Rose
                                          --------------------------------------
                                          Kelly L. Rose
                                          Chairman & Chief Executive Officer


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration  statement  has  been  signed  by  the  following  persons  in  the capacities and on the date indicated.

               Signature                                   Title                                    Date

Principal Executive Officer:

/s/ Kelly L. Rose
---------------------------------
Kelly L. Rose                               Chairman, Chief Executive Officer &             June 30, 2003
                                                      Director

Principal Financial and Accounting Officer:

/s/ Timothy L. Burke
---------------------------------
Timothy L. Burke                            Secretary & Chief Financial Officer             June 30, 2003


A Majority of the Board of Directors:


/s/ Kelly L. Rose
---------------------------------
Kelly L. Rose                                            Director                           June 30, 2003


/s/ Michael H. Schoeffler
---------------------------------
Michael H. Schoeffler                                    Director                           June 30, 2003


---------------------------------
John M. Collins                                          Director                           ______________, 2003


/s/ David J. Matteson
---------------------------------
David J. Matteson                                        Director                           June 30, 2003


---------------------------------
G. Raymond Stults                                        Director                           ______________, 2003


The Plan

     Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Plan) have duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Goshen, and the State of Indiana, on this 30th day of June, 2003.


                                         STARCRAFT CORPORATION 401(K) PLAN

                                         By the Plan Administrator:

                                         Starcraft Corporation

                                         By:/s/ Timothy L. Burke
                                            -----------------------------------
                                            Timothy L. Burke, Secretary and
                                                Chief Financial Officer